UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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iMergent, Inc.

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iMergent, Inc.

10201 South 51st Street

Phoenix, Arizona 85044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 18, 2009

The annual meeting of the stockholders of iMergent, Inc. will be held at the Sheraton Phoenix Airport Hotel Tempe located at 1600 South 52nd Street, Tempe, Arizona on November 18, 2009 at 12:00 p.m., local time.

The purpose of the meeting is to consider, discuss, vote and act upon the following proposals:

•

To elect 3 Class II directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2011 or until each of their respective successors has been duly elected and qualified;

•

To adopt and approve iMergent’s 2009 Employee Stock Purchase Plan; and

•

To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

The items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on October 1, 2009 may vote at the meeting or any adjournment or postponement of the meeting.

Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

By order of the Board of Directors,

By:	/s/ JEFFREY G. KORN
Jeffrey G. Korn, Secretary

October 9, 2009

iMergent, Inc.

10201 South 51st Street

Phoenix, Arizona 85044

_____________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held November 18, 2009

_____________________

SOLICITATION AND REVOCABILITY OF PROXY

General

We are furnishing you this statement in connection with the solicitation by our Board of Directors of proxies to be voted at an annual meeting of stockholders that our Board of Directors has called for November 18, 2009 at 1600 South 52nd Street, Tempe, Arizona at 12:00 p.m. local time, and at any and all postponements or adjournments thereof. This proxy statement and the enclosed form of proxy card are being sent to stockholders on or about October 9, 2009.

The purpose of the meeting is to consider, discuss and vote and act on a number of proposals, as follows:

•

To elect three Class II directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2011, or until each of their respective successors has been duly elected and qualified;

•

To adopt and approve iMergent’s 2009 Employee Stock Purchase Plan; and

•

To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

We use several abbreviations in this statement. We may refer to our company as “us,” “we,” “iMergent” or the “Company.” The terms “meeting” and “annual meeting” refer to our 2009 Annual Meeting of Stockholders.

The enclosed annual report to stockholders is not to be regarded as proxy soliciting material. If you would like an additional copy of the report, please contact us at 1303 North Research Way, Orem, UT, 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on October 1, 2009 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting. Only holders of record of our common stock on October 1, 2009 are entitled to vote at the meeting. If your shares are owned of record in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee. Each holder of record of common stock at the close of business on the record date is entitled to one vote per share on each matter to be voted upon by the stockholders at the meeting. As of October 1, 2009, there were 11,446,320 shares of our common stock issued and outstanding.

Voting and Revocability of Proxies

Our Board of Directors is soliciting the accompanying proxy for use at the annual meeting. Stockholders of record as of October 1, 2009 can vote their proxy via one of three ways. It is not necessary to mail your proxy card if you are voting by internet or fax. If you have questions in regards to your proxy, or need assistance in voting, please contact our independent proxy tabulator, Issuer Direct Corp. at 919.481.4005, proxy@iproxydirect.com.

VOTE BY MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
VOTE BY FAX: Please mark, sign and date this proxy card promptly and fax to 202-521-3464.
VOTE BY INTERNET: www.iproxydirect.com/iig

The proxy may be revoked at any time prior to its use by: (1) delivering to our secretary a signed notice of revocation or a later dated proxy, (2) attending the annual meeting and voting in person, or (3) giving notice of revocation of the proxy at the annual meeting. Attendance at the meeting will not in itself constitute the revocation of a proxy. Prior to the meeting, any written notice of revocation should be sent to iMergent, Inc., 1303 North Research Way, Orem, Utah 84097 Attention: Corporate Secretary. Any notice of revocation that is delivered at the meeting should be hand delivered to our secretary before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder’s identity. The last valid vote you submit chronologically will supersede your prior vote(s).

Our shares of common stock, represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR approval of iMergent’s 2009 Employee Stock Purchase Plan. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

One or more inspectors of election, duly appointed for that purpose, will count and tabulate the votes cast and report the results of the votes at the meeting to our management. Your vote at the meeting will not be disclosed except as needed to permit the inspector to tabulate and certify the votes, or as is required by law.

Quorum, Voting Requirements and Effect of Abstentions and Non-Votes

At the meeting, the inspector of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. The holders of a majority of the total number of outstanding shares of stock that are entitled to vote at the meeting, at least 5,723,161 shares, must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the annual meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the meeting, will be elected. Abstentions and broker ‘‘non- votes’’ are not counted for purposes of the election of directors. A “non-vote” occurs, with respect to a proposal, when a broker or nominee holding shares for a beneficial owner does not have discretionary voting power and has not received instructions from the beneficial owner. The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote is required to approve the other proposals. An abstention is counted as a vote against a proposal. A broker ‘‘non-vote’’ is not counted for purposes of approving a proposal. Stockholders have no dissenters’ or appraisal rights in connection with the proposals to be presented at the meeting.

Expense of Solicitation of Proxies

We will pay the cost of soliciting proxies for our annual meeting. In addition to solicitation by mail, our directors, officers and employees, without additional pay, may solicit proxies by telephone, telecopy or in person.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we will reimburse them for their expenses in so doing.

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PROPOSAL I

Election of Directors

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At the meeting, three Class II directors are to be elected for a term ending at the annual meeting of our stockholders for the fiscal year ending June 30, 2011, or until each of their respective successors has been duly elected and qualified. Our Bylaws provide for a classified board and two-year staggered terms of the members of our Board of Directors. One-half of the directors are elected at each annual meeting. The Class II directors will serve until our annual meeting of stockholders for the fiscal year ending June 30, 2011.

It is intended that valid proxies received will be voted, unless contrary instructions are given, to elect the three nominees named in the following table to serve as Class II directors. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by the Board of Directors, to the extent consistent with our certificate of incorporation and our bylaws.

Nominees of the Board

Our Board of Directors has nominated the following individuals to serve on our Board of Directors until our annual meeting of stockholders for the fiscal year ending June 30, 2011 or until their respective successors are elected. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Director Name	Age	Class/Term
Robert Kamm	52	II /2011
Craig Rauchle	54	II/ 2011
Anil Puri	60	II/ 2011

The Board of Directors recommends a vote “FOR”
all of the incumbent directors identified above.

Information Concerning Directors

Set forth in the table below are the names, ages and positions of each person nominated by the Board for election as a director, each person whose term of office as a director will continue after the Annual Meeting and each of our current executive officers. None of our directors or executive officers has any family relationship to any other director or executive officer.

Name	Age	Position
Todd Goergen	37	Chairman of the Board of Directors
Craig Rauchle	54	Director
Robert Kamm	52	Director
David Williams	54	Director
Anil Puri	51	Director
Steven G.Mihaylo	65	Director, Chief Executive Officer

Set forth below is a brief description of the business experience for the previous five years of our nominees for director, our incumbent directors and our other executive officers.

Directors Standing for Election

Robert Kamm

Mr. Kamm was appointed as a director in September 2005. Mr. Kamm has over 20 years of experience in large and small companies and since February 2003 has been the President, Chief Executive Officer and Board member of Viewpoint Capital, Inc., a provider management consulting, investment banking and real estate financial services.  In addition, since August 2008, Mr. Kamm has been the President/CFO of RealAgile, Inc. a provider of mathematical modeling software for the real estate industry. In addition, Mr. Kamm operated his own investment banking firm from 1987 to 1988 and previously worked in various capacities for TransDecisions, Inc., Union Bank,

Ernst & Whinney and General Motors.  Mr. Kamm holds a Masters of Business Administration degree in finance from UCLA and a Bachelor of Science degree in marketing and economics from Alfred University.  Mr. Kamm is a Class I director and his term will expire at the Annual Meeting. He is nominated for a term which would expire on June 30, 2011.

Craig Rauchle

Mr. Rauchle has been a director of our Company since November 2006. Since April 2008, Mr. Rauchle formed The Rauchle Group, LLC which provides business consulting services. Beginning in April 2005, he was President of Inter-Tel, which was acquired in August 2007 by Mitel, and served as President of Mitel US through April 2008. He was previously elected Chief Operating Officer of Inter-Tel in August 2001. Mr. Rauchle was responsible for Inter-Tel’s sales and sales support functions, marketing, procurement, distribution and research and development activities. He held a variety of positions previously including Senior Vice President and President of Inter-Tel Technologies, Inc., a wholly owned sales subsidiary. Mr. Rauchle joined Inter-Tel in 1979 as Branch General Manager of the Denver Direct Sales Office and in 1983 was appointed the Central Regional Vice President and subsequently the Western Regional Vice President. From 1990 to 1992, Mr. Rauchle served as President of Inter-Tel Communications, Inc. Mr. Rauchle holds a Bachelor of Arts degree in Communications from the University of Denver. Mr. Rauchle is a Class I director and his term will expire at the Annual Meeting. He is nominated for a term which would expire on June 30, 2011.

Anil Puri

Dr. Puri is the Dean of the College of Business and Economics at California State University, Fullerton and co-director of its Institute for Economic and Environmental Studies. Prior to becoming Dean in 1998, Dr. Puri was department chair and professor of economics at California State University, Fullerton since 1993. He is a noted economist and scholar who had served as the executive vice president of the Western Economic Association International, the second largest professional association of economists in the nation and is a member of the American Economic Association, the National Association of Business Economists, and the Association of University Bureaus of Economic Research. Dr. Puri is a Class I director and his term will expire at the Annual Meeting. He is nominated for a term which would expire on ending June 30, 2011.

Incumbent Directors

Todd Goergen

Mr. Goergen has been a director of our Company since November 2006 and has served as our Chairman since August 2007. Mr. Goergen has served as Managing Member of Ropart Asset Management, LLC (“RAM”) since 2001. RAM makes direct investments in small to mid-size companies. In addition he is a Managing Member of Ropart Investments, LLC, a private investment partnership. Between 1999 and 2000, Mr. Goergen was the Director of Acquisitions and Corporate Development at Blyth, Inc. From 1994 to 1999, Mr. Goergen was an Associate/Analyst in the Mergers and Acquisitions Group of Donaldson, Lufkin & Jenrette. Mr. Goergen received his degree in Economics and Political Science in 1994 from Wake Forest University. Mr. Goergen is the Chairman of Digital Traffic Systems, Inc., Chairman of the Board of QCL Holdings, Inc., and Board Member of Heads & Threads International, LLC, Northstar Systems International, Inc. and Visalus Holdings, LLC. Mr. Goergen is a Class II director and his term will expire on June 30, 2010.

David Williams

Mr. Williams has been a director of our Company since May 2008. Since 2004, he has served as the Chairman and Chief Executive Officer at Equity Management Group, which provides asset management, tax consulting and financing for EMG-Lakewater LLC. From 1996 to 2004, he acted as an independent consultant in taxation, real estate transactions and venture capital. During his nine year tenure at Wilshire Equities Corp., he served as Chief Financial Officer and tax counsel from 1987 to 1990 and as President from 1990 to 1996. From 1980 to 1987, he rose from a junior to director position at Arthur Young & Co. Mr. Williams is a certified public accountant in California and Nevada and holds a J.D. in law and taxation from the McGeorge Law School at University of the Pacific. He graduated from Stanford University with a masters of science in Engineering Finance and a bachelor of science in biological science with honors. Mr. Williams is a Class II director and his term will expire on June 30, 2010.

Steven G. Mihaylo

Mr. Mihaylo was appointed as Chief Executive Officer in 2008. He is the retired Chairman and Chief Executive Officer of Inter-Tel, Incorporated, which he founded in 1969. Mr. Mihaylo led the Inter-Tel evolution from providing business telephone systems to offering complete managed services and software that help businesses facilitate communication and increase customer service and productivity. Before selling Inter-Tel to Francisco Partners for $720 million in 2007, Mr. Mihaylo grew the business to nearly $500 million in annual sales during his tenure.

Mr. Mihaylo earned an honorary PhD from California State University - Fullerton and received a Bachelor of Arts in Business Administration in Accounting & Finance from the university in 1969. The College of Business and Economics at California State University – Fullerton was renamed the Steven G. Mihaylo College of Business and Economics in 2008. Mr. Mihaylo has served on boards of numerous community organizations including the Arizona Heart Foundation, Junior Achievement of Arizona, Arizona Museum of Science and Technology and the Arizona State University College of Business Dean’s Council of 100. Committed to education, Mr. Mihaylo is involved with the Karl Eller College of Management at the University of Arizona and has served on the advisory board of Junior Achievement of Central Arizona for over 25 years, as a member of the board of directors of the Big Bear High School Education Foundation and on the Dean’s Advisory Board of California State University - Fullerton. Mr. Mihaylo is a Class II director and his term will expire on June 30, 2010.

CORPORATE GOVERNANCE

Board Meetings

During fiscal 2009, the Company’s Board of Directors met five times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by committees on which he served. All of our directors are invited to attend our annual meeting of stockholders. Dr. Puri was appointed to the Board in November 2008 and consequently did not attend meetings prior to that date.

Information About Committees of the Board of Directors

Our Board of Directors has established three committees, the Audit Committee, comprised of Messrs. Kamm, Goergen and Williams, the Compensation Committee comprised of Messrs. Goergen, Rauchle and Kamm, and the Nominating Committee, comprised of Messrs. Kamm, Goergen, Williams and Rauchle. Our Board of Directors has determined that each of these persons is “independent” under the rules of the American Stock Exchange and applicable regulatory requirements.

Audit Committee

Robert Kamm serves as Chairman of our Audit Committee. The Audit Committee held four meetings during fiscal 2009 and operates under a charter adopted by our Board of Directors on March 23, 2004 and amended and restated on August 9, 2006. The charter is available on our website at www.imergentinc.com. The Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors’ judgments about the quality of our accounting policies and procedures, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities. The Audit Committee has established a policy requiring its review and pre-approval of all audit, review and attest engagements and permitted non audit services to be performed by our independent auditors. The policy allows the Audit Committee to delegate pre-approval authority to one or more Audit Committee members, and requires any such member or members to present any decision made pursuant to delegated authority at the next Audit Committee meeting. The Audit Committee may establish additional or other procedures for the approval of audit and non-audit services that our independent auditors perform.

The Company’s Board of Directors has determined that Robert Kamm, Chairman of the Company’s Audit Committee, qualifies as an “Audit Committee Financial Expert” under applicable rules of the Securities and Exchange Commission.

Compensation Committee

Todd Goergen serves as Chairman of our Compensation Committee. The Compensation Committee held three meetings during fiscal 2009 and evaluates the performance of senior executives, pursuant to the Compensation Committee Charter, a copy of which is posted on our website at www.imergentinc.com.

Nominating Committee

On December 3, 2003, our Board of Directors established a Nominating Committee. Craig Rauchle was appointed as Chairman of the Nominating Committee in November 2006. The Nominating Committee, which held one meeting during fiscal 2009, reviews and suggests candidates for election or appointment to the Board of Directors, and operates pursuant to a charter, a current copy of which is posted on our website at www.imergentinc.com. The Nominating Committee may attempt to recruit persons who possess the appropriate skills and characteristics required of Board members. The Committee may use any reasonable means for recruitment of potential members including their own expertise or the use of one or more third-party search firms to assist with this purpose.

In the course of reviewing potential director candidates, the Nominating Committee will consider nominees recommended by securities holders of the Company. When considering a potential candidate for membership on the Board of Directors, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment and shall be expected to effectively interact with other members of the Board of Directors to serve the long-term interests of the Company and its stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in the Company’s industry or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The procedures to be followed by securities holders in submitting such recommendations are described below in the section entitled “Submission of Securities Holder Recommendations for Director Candidates.”

Independence of the Board of Directors

As required under the American Stock Exchange (“AMEX”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the AMEX, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable AMEX listing standards: Mr. Goergen, Mr. Kamm, Mr. Williams, Mr. Rauchle and Dr. Puri. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Steven G. Mihaylo, Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

Code of Business Conduct

The Company has adopted a code of business conduct and ethics applicable to the Company’s directors, officers and employees. A copy of this code is posted on the Company’s website at www.imergentinc.com. In the event that we amend or waive any of the provisions of such code applicable to our Chief Executive Officer, Chief Accounting/Financial Officer or Controller, we intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting such information on our website.

Certain Relationships and Related Transactions

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between the Company and related persons. The Company has adopted policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $10,000, and a related person has a direct or indirect material interest. The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed $10,000;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed $10,000;

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compensation to executive officers determined by the Compensation Committee;

•

compensation to directors determined by the Board;

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transactions in which all securities holders receive proportional benefits; and

•

banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

Transactions involving related persons that are not included in one of the above categories are reviewed by the Audit Committee. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

Although no reportable transactions occurred during fiscal 2009, as discussed in “Director Compensation” below, Mr. Rauchle was paid $80,000 for consulting fees during fiscal 2009.

Stockholder Communications

Stockholders and other interested parties who wish to communicate with non-management directors of the Company shall send their correspondences to: iMergent Non Management Directors, iMergent, Inc., 1303 North Research Way, Orem, Utah 84097, or by email to nonmanagementdirectors@imergentinc.com. All communications are forwarded directly to the appropriate non-management director.

Submission of Security Holder Recommendations for Director Candidates

All securities holder recommendations for director candidates must be submitted in writing to the Secretary of the Company, Jeffrey Korn, at 1303 North Research Way, Orem, Utah 84097, who will forward all recommendations to the Nominating Committee. All securities holder recommendations for director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting. All securities holder recommendations for director candidates must include (1) the name and address of record of the securities holder, (2) a representation that the securities holder is a record holder of the Company’s securities, or if the securities holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b), (2) of the Securities Exchange Act of 1934, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, (5) a description of all arrangements or understandings between the securities holder and the proposed director candidate, (6) the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the Proxy Statement, and to serve as a director if elected, and (7) any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Todd Goergen, Chairman, Craig Rauchle and Robert Kamm. No interlocking relationships existed between our Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. There are no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

Director Compensation

Non-employee directors receive a combination of cash and equity as compensation for their service. The annual pay package for directors is designed to attract and retain highly qualified professionals to represent our stockholders. We also reimburse our directors for travel, lodging and related expenses they incur on company-related business, including board and committee meetings. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by our directors. Directors who are also employees receive no additional compensation for serving on the board. For fiscal 2008, non-employee director compensation consisted of the following.

Cash Compensation.  For the fiscal year ended June 30, 2009, all of our non-employee directors received a monthly cash retainer of $2,000. The Chairman of the Board received an additional monthly cash retainer of $2,167.

Stock Options and Restricted Shares.  On September 19, 2008, three of the then-serving non-employee directors (Messrs. Goergen, Rauchle, and Kamm) received an award of 5,000 shares of common stock. These shares vest in twelve equal monthly installments from the date of grant. On September 19, 2008 Mr. Williams received an award of 10,000 shares of common stock. These shares vest in twelve equal monthly installments from the date of grant. On May 4, 2009, Dr. Puri received an award of an option to purchase 20,000 shares of common stock. In conformity with SFAS No. 123(R), these restricted shares to non-employee directors were valued at the closing stock price on the date of the grant which was $12.15 per share. In conformity with SFAS No. 123(R), Dr. Puri’s option award to non-employee directors was valued using the Black Scholes option-pricing model on the date of the grant which was $2.32 per share.

The following table summarizes the compensation earned by and paid to our non-employee directors for the fiscal year ended June 30, 2009:

	Fees Earned or Paid in Cash		Option Awards (1)		Stock Awards (1)	All Other Compensation		Total
Todd Goergen	$50,000		$—	(2)	$50,625	$—		$100,625
Craig Rauchle	24,000		—	(2)	50,625	80,000	(4)	154,625
Robert Kamm	24,000		—	(6)	50,625	—		74,625
David Williams	24,000		—	(3)	101,250	—		125,250
Anil Puri	14,900	(5)	46,400	(6)	—	—		61,300

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(1)

Represents the dollar amount of all option awards and stock awards recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009 in accordance with SFAS No. 123(R). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements for the fiscal year ended June 30, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 1, 2009.

(2)

As of June 30, 2009, Messrs. Goergen and Rauchle had common stock options outstanding to purchase an aggregate of 30,000 shares each.

(3)

As of June 30, 2009, Mr. Williams did not have any common stock options outstanding.

(4)

During the year ended June 30, 2009, Mr. Rauchle earned $80,000 in consulting fees related to the development of potential marketing strategies for the Company’s StoresOnline products to the SMB market.

(5)

Dr. Puri has been a director of our Company since November 19, 2008.

(6)

As of June 30, 2009, Messrs. Kamm and Puri had common stock options outstanding to purchase an aggregate of 20,000 shares each.

Fees of Independent Registered Public Accounting Firm

We have set forth below the aggregate fees billed for professional services rendered to us by Tanner LC, our previous independent registered public accounting firm in connection with our fiscal years ended June 30, 2009 and 2008. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

		2009	2008
(1)	Audit Fees (audit of our annual financial statements, reviews of our quarterly financial statements, reviews of our SEC filings and correspondence with the SEC)	$397,881	$453,890

(2)	Audit Related Fees (audit of Company’s 401(k) plan)	17,500	17,422

(3)	Tax Fees (domestic tax compliance)	76,604	79,825

(4)	All Other Fees	—	—

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of the scope of and fees for services in the defined categories of audit services, audit-related services, and tax services. Pre-approval is usually provided by the Audit Committee on a project-by-project basis before the independent registered public accounting firm is engaged to provide that service, and for de minimus projects only, pre-approval is provided with a not-to-exceed fee level determined for a group of such de minimus projects. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to and ratified by the full Audit Committee at its next meeting.

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PROPOSAL II

Approval of iMergent’s 2009 Employee Stock Purchase Plan

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Overview

The Board of Directors unanimously adopted and approved iMergent’s 2009 Employee Stock Purchase Plan (the “2009 ESPP”) on September 30, 2009, and is submitting the 2009 ESPP to stockholders for their adoption and approval at the Annual Meeting. The Board of Directors believes that iMergent’s interests are best advanced by aligning stockholder and employee interests. The 2009 ESPP is intended to provide iMergent’s eligible employees with an opportunity to participate in iMergent’s success by permitting them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of Company common stock at a discount from the market price.

Why You Should Vote For the 2009 ESPP

The Board of Directors recommends that stockholders adopt and approve the 2009 ESPP because it believes the opportunity to participate in iMergent’s success and to acquire an ownership interest in the Company at a discount from the market price is an important element of iMergent’s compensation philosophy and package and helps the Company compete for and appropriately motivate and reward all of its employees. It is in the long-term interest of both iMergent and its stockholders to strengthen the Company’s ability to attract, motivate and retain employees, to provide additional incentive for employees through stock ownership to improve iMergent’s operating and overall financial performance, and to strengthen the mutuality of interest between iMergent’s employees and stockholders.

Plan Summary

The following is a summary of the principal features and material terms of the 2009 ESPP. This summary does not purport to be a complete description of all the provisions of the 2009 ESPP and is qualified in its entirety by reference to the complete text of the 2009 ESPP, which is set forth in Appendix A to this proxy statement.

Key Provisions

The following is a summary of key provisions of the 2009 ESPP:

Effective Date:

Subject to stockholder approval, January 1, 2010.

Shares Authorized:

The aggregate number of shares of iMergent common stock issuable pursuant to the 2009 ESPP may not exceed 1,000,000

Offering:

24 months, or such other period as determined by the 2009 ESPP administrator. The first new Offering will begin on January 1, 2010.

Purchase Period:

The approximately six-month period commencing after the last trading day of each Purchase Period and ending with the last trading day of the next following Purchase Period (six months thereafter).

Purchase Price:

Employees participating in the 2009 ESPP may purchase shares of iMergent common stock at 95% of the fair market value of a share on the last day of the Purchase Period, unless the 2009 ESPP administrator specifies a different purchase price prior to the commencement of the Offering.

Participation Limits:

An employee’s right to purchase iMergent common stock under the 2009 ESPP may not accrue at a rate which exceeds (i) 3,000 shares of iMergent common stock per Purchase Period or (ii) $25,000 per year of the fair market value of iMergent common stock.

Amendment and Termination:

No amendment, suspension or termination will be effective without stockholder approval if applicable law or New York Stock Exchange Euronext rules require such approval.

Amendments to, or termination of, the 2009 ESPP will not adversely affect the rights of a participant. in any way under any options previously granted without such participant’s consent.

Eligibility

All iMergent employees who (i) work more than thirty hours per week and (ii) work more than five months in any calendar year on or before the first day of the applicable Offering will be eligible to participate in the 2009 ESPP. However, an employee will not be eligible to participate if, as a result of participating, that employee would hold 5% or more of the total combined voting power or value of all classes of iMergent stock or of any iMergent subsidiary. As of June 30, 2009, approximately 210 employees, including five executive officers, would have been eligible to participate in the 2009 ESPP.

Administration

The Board of Directors or a committee of members of the Board of Directors (the “Administrator”) will oversee the administration of the 2009 ESPP. The Compensation Committee currently is and historically has been the Administrator. The Administrator will have full power and authority to adopt rules and regulations to administer the 2009 ESPP, to interpret the provisions of the 2009 ESPP and, subject to the express terms of the 2009 ESPP, to establish the terms of offerings under the 2009 ESPP. The decisions of the Administrator will be final and binding on all participants.

Payroll Deductions and Stock Purchases

iMergent’s eligible employees may elect to participate in the 2009 ESPP by giving notice to iMergent’s Stock Administration Department. This notice will instruct iMergent to withhold a specified percentage of the employee’s base salary (in any multiple of 1% up to a maximum of 10%) on each pay period during the offering. On the last business day of an offering, IMergent will use the eligible employee’s withheld salary to purchase common stock for him or her at the purchase price. For purposes of the 2009 ESPP, fair market value per share as of a particular date will mean the closing sales price of iMergent common stock as reported on the NYSE Euronext on that date (or if there was no reported price on such date, then on the last date on which the closing sales price was reported). If, on the last day of an offering, the number of shares to be purchased by all participants exceeds the number of shares then available for purchase under the 2009 ESPP, then the Administrator will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as will be practicable and as it will determine to be equitable.

Withdrawal of Participation

A participant may stop contributions to the 2009 ESPP at any time and his or her accumulated payroll deductions will be promptly refunded (provided the Administrator received notice at least five days before the end of a Purchase Period). The participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of common stock.

Transferability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Sub-Plans

The Administrator may adopt rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the 2009 ESPP in a manner that may not comply with the requirements of Section 423 of the Code.

U.S. Federal Income Tax Consequences

The following is a brief description of iMergent’s understanding of the federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to the 2009 ESPP. This description is intended to be a summary of applicable federal law and regulations as currently in effect and may be inapplicable if such laws or regulations are changed. This description is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences. 2009 ESPP participants should consult their individual tax advisors.

The 2009 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to iMergent, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the 2009 ESPP or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and iMergent will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering in which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the closing sales price of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 5% (or such lesser discount as the Administrator may establish) of the closing selling price of the shares on the participant’s entry date into the offering in which those shares were acquired. Any additional gain upon the sale or disposition of the purchased shares will be taxed as a long-term capital gain. iMergent will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, then his or her estate will recognize ordinary income in the year of death equal to the lesser of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) 5% (or such lesser discount as the Administrator may establish) of the closing selling price of the shares on the participant’s entry date into the offering in which those shares were acquired.

New Plan Benefits

Because benefits under the 2009 ESPP will depend on employees’ elections to participate and the fair market value of iMergent common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2009 ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the 2009 ESPP.

Vote Required

If a quorum is present and voting at the Annual Meeting, the affirmative vote of a majority of the votes cast is required for the adoption and approval of the 2009 ESPP. Broker non-votes and abstentions are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

The Board of Directors recommends a vote “For” the approval of iMergent’s
2009 Employee Stock Purchase Plan.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth, as of October 1, 2009, the number of shares of common stock beneficially owned by each of the following persons and groups and the percentage of the outstanding shares owned by each person and group including: (i) each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock; (ii) each director and nominee; (iii) each of our executive officers named in the Summary Compensation Table included later in this proxy statement and (iv) all of our current directors and executive officers as a group.

With respect to certain of the individuals listed below, we have relied upon information set forth in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Except as otherwise noted below, the address of each of the persons in the table is c/o iMergent, Inc., 1303 North Research Way, Orem, Utah 84097.

Name of Beneficial Owner	Shares Owned	Number of Outstanding Warrants and Options (1)	Total Beneficial Ownership (2)	Percent of Class Beneficially Owned
Goldman Capital Management, Inc. 220 East 42nd Street New York, NY 10017	926,252	––	926,252	8.1%
Gruber & McBaine Capital Management LLC 50 Osgood Place, Penthouse San Francisco, CA 94133	817,595	––	817,595	7.1%
Steven G. Mihaylo	3,100,000	4,167	3,104,167	27.0%
Todd Goergen	355,000	40,000	395,000	3.4%
David Rosenvall	89,281	31,660	120,941	1.1%
Jeffrey Korn	18,500	25,750	44,250	*
Craig Rauchle	10,100	40,000	50,100	*
David Williams	10,000	10,000	20,000	*
Robert Kamm	5,000	3,000	8,000	*
Clint Sanderson	3,006	51,916	54,922	*
Anil Puri	1,137	30,000	31,137	*
Jonathan Erickson	—	7,501	7,501	*
David Krietzberg	—	5,208	5,208	*
All current directors and executive officers as a group (11 persons)	3,592,024	236,493	3,828,517	33.7%

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*

Less than one percent.

(1)

Reflects warrants or options that will be exercisable or vested, as the case may be, as of October 1, 2009, or within 60 days thereafter.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following October 1, 2009 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of reports and representations submitted to us, all reports regarding beneficial ownership of our securities required to be filed under Section 16(a) for the 2009 fiscal year were timely filed.

EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of each of our executive officers as of October 1, 2009 are set forth below:

Name	Age	Position
Steven G. Mihaylo	65	Chief Executive Officer
Clint Sanderson	38	SVP, President, StoreOnline and Crexendo
David Krietzberg	53	Chief Administrative Officer
Jonathan R. Erickson	32	Chief Financial Officer
David Rosenvall	43	Chief Technology Officer
Jeffrey Korn	52	Chief Legal Officer

Steven G. Mihaylo – For a brief biography on Mr. Mihaylo, please see “Incumbent Directors”

Clint Sanderson – Mr. Sanderson joined StoresOnline in 2002 and has served as SVP and President of our StoresOnline and Crexendo divisions since February 2009. Since joining iMergent, Sanderson has held positions of increasing responsibility, including Senior Vice President of Sales of our StoresOnline Division, Sales Manager and Vice President of Operations. Prior to joining StoresOnline, Mr. Sanderson served as director of sales for two enterprise software companies. Mr. Sanderson also serves on the Board of Directors of the American Lung Association of Utah. Mr. Sanderson received a Bachelor of Science Degree from Brigham Young University.

David Krietzberg – Mr. Krietzberg has served as the Chief Administrative Officer since June 2009. Prior to joining iMergent, Inc., Krietzberg held positions with Mitel Networks, Inc, Inter-Tel Technologies, Inc and Executone Information Systems, Inc., including Chief Financial Officer, Vice President of Finance and Treasurer. Krietzberg has extensive experience in operations management, strategic planning, financial management, building organizations and developing high performance teams. Mr. Krietzberg has both an MBA in finance and a BBA in accounting from Pace University.

Jonathan R. Erickson – Mr. Erickson has served as iMergent’s Chief Financial Officer since February 2009. Prior to this appointment, he served as iMergent’s Controller since December 2006. Prior to joining iMergent, Mr. Erickson held various positions of increasing responsibility at Deloitte & Touche LLP, which he joined in May 2003, culminating with the position of Audit Senior specializing primarily in international manufacturing operations. Mr. Erickson received a Bachelor of Science degree in Accounting from Brigham Young University in 2002 and a Master of Accountancy degree from Brigham Young University in 2003. Mr. Erickson is also a certified public accountant.

David Rosenvall – Mr. Rosenvall was appointed as our Chief Technology Officer in February 2001. Prior thereto, he served as our Chief Architect from September 1999. He initially joined us in November 1998 in connection with our acquisition of StoresOnline.com. From September 1997 to December 1998, Mr. Rosenvall was president of Spartan Multimedia in Calgary, Alberta, Canada, and from January 1995 to August 1997, he was Vice-President for Research and Development at Xentel, another Calgary company. Mr. Rosenvall holds a Bachelor of Science degree in Mechanical Engineering from the University of Calgary and an M.B.A. from Brigham Young University.

Jeffrey Korn – Mr. Korn has served as Chief Legal Officer since February 2009. Prior to that he served as the General Counsel of iMergent since 2002. Prior to joining iMergent, Mr. Korn had a private consulting practice; before that, he had served as general counsel of ProsoftTraining (previously a NASDAQ company), and prior to that, Mr. Korn was a partner in a Jacksonville, Florida, law firm with his practice, specializing in corporate matters and litigation. Mr. Korn has been an advisor to private venture firms, as well as a lecturer and a college instructor. Mr. Korn currently serves on the board of directors of Flanders Corporation and on several charitable and education boards. Mr. Korn has a BA from the State University of New York at New Paltz and a JD from Stetson University College.

EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our primary objectives are to:

1.

provide outstanding eCommerce technology, training and a variety of web-based technologies and resources to entrepreneurs and small businesses to help decrease the risks associated with eCommerce implementation;

2.

provide our customers with support and information regarding industry developments; and

3.

provide value to stockholders.

Our executive compensation programs are designed to attract, retain, motivate, and reward talented and successful individuals in accomplishing our objectives noted above. As explained below, we offer various short-term incentives, long-term incentives, benefits, and other forms of compensation, all of which are intended to encourage our executives to dedicate significant efforts toward achieving these objectives and increasing stockholder value over the long term.

We believe our executive compensation practices affect a significant percentage of our employees, many of whom are aware of the compensation received by our senior executives and are aware of Company objectives, rewards, and expectations. Consequently, we strive to anticipate the impact of our executive compensation decisions on our workforce, and we consider these anticipated impacts as we make executive compensation decisions. This discussion will focus on our objectives, principles, practices, and decisions with regards to the compensation of our following named executive officers (the “NEOs”):

•

Steven G. Mihaylo, Chief Executive Officer;

•

Jonathan R. Erickson, Chief Financial Officer;

•

Clint Sanderson, SVP, President- StoresOnline and Crexendo;

•

David Krietzberg, Chief Administrative Officer;

•

Jeffrey Korn, Chief Legal Officer; and

•

David Rosenvall, Chief Technology Officer.

COMPENSATION OBJECTIVES, PROCEDURES, PRACTICES AND ELEMENTS

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is to help create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our stockholders. Accordingly, our executive compensation program incorporates the following principles:

•

We believe that retaining experienced, competent, goal-oriented executives and that minimizing executive turnover is in our stockholders’ best interests;

•

We believe that a portion of our executives’ compensation should be tied to measures of performance of the business as a whole and that such measures of performance should be non-discretionary;

•

We believe that a portion of our executives’ compensation should be tied to measures of performance within the executive’s specific job responsibilities and that those measures should be as non-discretionary as possible;

•

We believe that the interests of executives should be linked with those of stockholders through the risks and rewards of owning our stock;

•

We believe that a meaningful portion of each executive’s bonus, long-term incentives, and merit increases will vary based upon individual performance;

•

We believe that each executive’s performance against corporate and individual objectives for the previous year should be periodically reviewed, directly with either our President or Chief Executive Officer, and that the difficulty of achieving desired results in any particular year must be considered; and

•

We believe that we should consider the ability of each executive to support our long-term performance goals; as well as each executive’s ability to fulfill their management responsibilities and their ability to work with and contribute to our executive management team.

Executive Compensation Procedures

In conjunction with our efforts to achieve the executive compensation objectives and implement the underlying compensation principles described above, we follow the procedures described below:

Role of the Compensation Committee

The Compensation Committee (the “Committee”) has responsibility for establishing and monitoring our executive compensation programs and for making decisions regarding the compensation of the NEOs. Under the direction of the Committee, Mr. Jonathan Erickson, Mr. David Rosenvall, Mr. Clint Sanderson, Mr. David Krietzberg, and Mr. Jeffrey Korn review their compensation packages with Mr. Steven G. Mihaylo annually. During this review, measures, targets and similar items that affect compensation are discussed and agreed upon. Mr. Mihaylo then provides the recommendations to the Compensation Committee.

Mr. Mihaylo reviews his own compensation package with the Compensation Committee directly.

Mr. Mihaylo does not attend Compensation Committee meetings.

The Committee may consider these recommendations, but ultimately has discretion to make compensation decisions relating to our executive management. The Committee approves all compensation decisions relating to our Chief Executive Officer and other NEOs.

The Committee typically meets shortly after the end of our fiscal year to consider NEO base salaries and bonus targets for the coming year. At that meeting, the Committee also reviews the status of long-term incentives available to our NEOs (i.e. options to purchase our common stock) and considers whether any additional long-term incentive awards are appropriate. The Committee makes all decisions regarding bonuses and merit increase recommendations.

Each year, senior management prepares a business plan and establishes Company goals. The Compensation Committee reviews, modifies (if necessary), occasionally sets, and ultimately approves these goals, which are then incorporated into the business plan. Periodically throughout the year, the Compensation Committee compares Company goals against actual circumstances and accomplishments. The Compensation Committee may revise Company goals if circumstances warrant.

The Committee relies on its judgment in making compensation recommendations and decisions after reviewing the Company’s overall performance and evaluating each executive’s performance against established goals, leadership ability, responsibilities within the Company, and current compensation arrangements. The compensation program for NEOs and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (a) “Non-Employee Directors” for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Elements of our Compensation Programs; What our Compensation Programs are Designed to Award and Why We Choose Each Element

Elements of Compensation.  We implement the executive compensation objectives and principles described above through the use of the following elements of compensation, each of which is described more fully below:

•

Base Salary

•

Company Operating Performance Bonus

•

Stock Option Awards

•

Retirement Benefits

•

Other Personal Benefits

The Compensation Committee evaluates overall compensation levels for each executive in relation to other executives within the Company and in relation to the executives’ prior year compensation. The Committee also considers competing offers made to executive officers, if any. The Committee considers each element of compensation collectively with the other elements when establishing the various forms and levels of compensation for each NEO. The Committee approves compensation programs which it believes are competitive with our peers, such that the combination of base pay and performance-based bonuses results in an aggregate rate of cash salary, bonus compensation, equity awards and other benefits for our NEOs within competitive market standards.

In determining long-term equity awards to executives, the Committee considered total equity awards available under the 2003 Equity Incentive Plan, the number of equity awards to be granted to each executive in relation to other executives, the overall compensation objective for each executive, and the number and type of awards to executives in prior years.

The Compensation Committee believes that a significant portion of the executives’ compensation should be based upon Company operating performance and awards bonuses proportionate to those executives whom the Compensation Committee determines have the greatest impact on operating performance.

Base Pay. Base salaries of the NEOs are set at levels that we believe are generally competitive with our market peers so as to attract, reward, and retain executive talent. We may opt to pay higher or lower amounts depending on individual circumstances. The Committee sets the base pay of the Chief Executive Officer and the other NEOs after reviewing recommendations from our Chief Executive Officer. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility, and other factors.

Company Operating Performance Bonus. We believe the best way to provide value to stockholders is through the earnings of the Company. We maintain a bonus program for our NEOs which is intended to reward short-term performance, help attract and retain executives and incentivize them to provide value to stockholders through the earnings of the Company. Under the bonus plan, NEOs are eligible to receive a cash bonus following the conclusion of each fiscal quarter, contingent on the attainment during the fiscal year of targeted earnings per share, as defined.

Bonus amounts are paid quarterly and are typically based upon the percentage of the actual after-tax income earned by the Company compared to budgeted after-tax income. The targeted bonus is increased or decreased if the Company exceeds or fails to meet its after-tax income objectives. The payment of bonuses to the NEOs is made after the Committee reviews the results of the Company’s operating performance and the announcement of the Company’s quarterly earnings and filing of the periodic reports on Form 10-K or Form 10-Q, as applicable.

Company operating performance bonus amounts earned for fiscal 2009 are reported under the heading “Non-Equity Incentive Plan” in the Summary Compensation Table for this year.

Stock Option Awards. The Committee grants discretionary, long-term equity awards to our NEOs under our 2003 Equity Incentive Plan (the “Plan”). These awards have historically been in the form of stock options. The Committee believes that stock option awards align the interests of NEOs with the interests of stockholders and will incentivize the NEOs to provide stockholder value. The Committee believes that such grants provide long-term performance-based compensation, help retain executives through the vesting periods, and serve to align management and stockholder interests. In making awards under the Plan, the Committee considers grant size. Options vest only to the extent that the NEO remains a Company employee through the applicable vesting dates, typically monthly over four years. We believe the four-year vesting schedule assists in retaining executives and encourages the NEOs to focus on long-term performance.

We have granted stock options to NEOs with an exercise price equal to the closing price per share on the date of the grant. We do not grant options with an exercise price below 100% of the trading price of the underlying shares of common stock on the date of grant. Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the NEO’s employment continues with us until the vesting date.

In granting stock options to the NEOs, we also consider the impact of the grant on our financial performance, as determined in accordance with the requirements of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). For share-based equity awards, we record expense in accordance with SFAS No. 123(R). The amount of expense we record pursuant to SFAS No. 123(R) may vary from the corresponding compensation value we use in determining the amount of the awards.

Retirement and Other Personal Benefits. All of our NEOs receive similar retirement and other personal benefits. Our Company sponsors the iMergent, Inc. Retirement Savings Plan (the “401(k) Plan”) for eligible employees. Our NEOs participate in the 401(k) plan. The 401(k) Plan is a broad-based, tax-qualified retirement plan under which eligible employees, including the NEOs, may make annual pre-tax salary reduction contributions, subject to the various limits imposed under the Internal Revenue Code of 1986, as amended. The Company makes matching contributions under the 401(k) Plan on behalf of eligible participants, including the NEOs, at the rate of 100% of the first 1 percent and 50 percent of each additional percent of each participating NEO’s salary up to a 6 percent deferral, with a two-year vesting schedule for the matched portion. Matching contributions are not subject to non-discrimination requirements imposed by the IRS. The 401(k) Plan is intended to help us attract and retain qualified executives through the offering of competitive employee benefits. We do not maintain any other pension or retirement plans for the NEOs.

We provide other traditional benefits and limited perquisites to our NEOs in order to achieve a competitive pay package as detailed in the Summary Compensation Table. The Compensation Committee believes that these benefits, which are detailed in the Summary Compensation Table for the year under the heading “All Other Compensation”, are reasonable, competitive, appropriate, and consistent with our overall executive compensation program. Other than Company contributions to the 401(k) Plan, these benefits consist principally of employer-paid premiums on health insurance, and personal automobile, and mobile phone communications plan.

Compensation of Steven G. Mihaylo, Chief Executive Officer. Mr. Mihaylo is primarily responsible for investor relations activities and the general management of our NEOs. Mr. Mihaylo does not receive a base salary. Mr. Mihaylo does receive health care benefits similar to the other NEOs. Mr. Mihaylo does not participate in any non-equity incentive plans, but is eligible to receive stock option awards or other equity compensation. The Compensation Committee believes Mr. Mihaylo’s interests are directly aligned with the interests of the stockholders because of Mr. Mihaylo’s significant equity holdings in the Company and his eligibility to participate in stock option awards or other equity compensation.

Compensation of Clint Sanderson, President of StoresOnline and Crexendo divisions. Mr. Clint Sanderson, our President of the StoresOnline and Crexendo divisions, has general responsibility for the Company’s sales and marketing efforts as well as strategic direction. Mr. Sanderson receives a base salary similar to the other NEOs. Mr. Sanderson also receives retirement and other personal benefits similar to the other NEOs. Mr. Sanderson receives stock options or other equity compensation similar to Mr. David Krietzberg.

Mr. Sanderson also receives a quarterly company operating performance bonus of $35,000 contingent on the attainment during the fiscal year of budgeted after-tax income described in “Company Operating Performance Bonus” above. In the event that actual after-tax income is below the budgeted amounts, Mr. Sanderson is eligible to receive the quarterly bonus up to the percentage that the budgeted amount of after-tax income was met. In the event that actual after-tax income exceeds budgeted amounts, he does not receive any amount in excess of $35,000 per quarter.

Compensation of David Krietzberg, Chief Administrative Officer. Mr. David Krietzberg, our Chief Administrative Officer, has general responsibility for the Company’s customer service and product fulfillment functions. Mr. Krietzberg receives a base salary similar to the other NEOs. Mr. Krietzberg also receives retirement and other personal benefits similar to the other NEOs. Mr. Krietzberg receives stock options or other equity compensation similar to Mr. Clint Sanderson.

Mr. Krietzberg was not eligible for bonus or other non-equity compensation in fiscal 2009.

Compensation of Jonathan Erickson, Chief Financial Officer. Mr. Jonathan Erickson, our Chief Financial Officer, has general responsibility for the Company’s accounting, finance, and human resource functions. Mr. Erickson receives a base salary similar to the other NEOs. Mr. Erickson also receives retirement and other personal benefits similar to the other NEOs. Mr. Erickson receives stock options or other equity compensation similar to Messrs. David Rosenvall and Jeffrey Korn.

Mr. Erickson also receives a quarterly company operating performance bonus of $18,750 contingent on the attainment during the fiscal year of budgeted after-tax income described in “Company Operating Performance Bonus” above. In the event that actual after-tax income is below the budgeted amounts, Mr. Erickson is eligible to receive the quarterly bonus up to the percentage that the budgeted amount of after-tax income was met. In the event that actual after-tax income exceeds budgeted amounts, he does not receive any amount in excess of $18,750 per quarter.

Compensation of David Rosenvall, Chief Technology Officer. Mr. David Rosenvall, our Chief Technology Officer, has general responsibility for the development of e-commerce and web-based technologies to be sold and used by customers and the completion of internal reporting projects and tools. Mr. Rosenvall receives a base salary similar to the other NEOs. Mr. Rosenvall also receives retirement and other personal benefits similar to the other NEOs. Mr. Rosenvall receives stock options or other equity compensation similar to Messrs. Jonathan Erickson and Jeffrey Korn.

Mr. Rosenvall also receives a quarterly company operating performance bonus of $37,500 contingent on the attainment during the fiscal year of budgeted after-tax income described in “Company Operating Performance Bonus” above. In the event that actual after-tax income is below the budgeted amounts, Mr. Rosenvall is eligible to receive the quarterly bonus up to the percentage that the budgeted amount of after-tax income was met. In the event that actual after-tax income exceeds budgeted amounts, he does not receive any amount in excess of $37,500 per quarter.

Compensation of Jeffrey Korn, Chief Legal Officer. Mr. Jeffrey Korn, our Chief Legal Officer, has general responsibility for regulatory and legal compliance. Mr. Korn receives a  base salary similar to the other NEOs. Mr. Korn also receives retirement and other personal benefits similar to the other NEOs. Mr. Korn receives stock options or other equity compensation similar to Messrs. David Rosenvall and Jonathan Erickson.

Mr. Korn also receives a quarterly company operating performance bonus of $18,750 contingent on the attainment during the fiscal year of budgeted after-tax income described in “Company Operating Performance Bonus” above. In the event that actual after-tax income is below the budgeted amounts, Mr. Korn is eligible to receive the quarterly bonus up to the percentage that the budgeted amount of after-tax income was met. In the event that actual after-tax income exceeds budgeted amounts, he does not receive any amount in excess of $18,750 per quarter.

Deductibility of Executive Compensation. Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to its Chief Executive Officer during a tax year or to any of its four other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the stockholders).

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. In certain situations, the Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Todd Goergen, Chair

Craig Rauchle

Robert Kamm

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs for the fiscal years ended June 30, 2009 and 2008.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan		All Other Compensation		Total
Donald Danks	2009	$107,423	$—	$—	$—	$—		$15,403	(8)	$122,826
Former Chief Executive Officer	2008	$190,000	$—	$—	$—	$—		$25,754	(8)	$215,754

Robert Lewis	2009	$114,115	$—	$40,500	$90,690	$24,497	(2)	$16,725	(9)	$286,527
Former Chief Financial Officer	2008	$175,000	$—	$—	$176,135	$68,579	(2)	$24,199	(9)	$443,913

Brandon Lewis	2009	$286,154	$—	$75,937	$197,700	$205,328	(3)	$20,889	(10)	$786,008
Former President, Chief Operating Officer	2008	$400,000	$—	$—	$296,553	$387,742	(3)	$32,634	(10)	$1,401,516

David Rosenvall	2009	$190,000	$—	$60,750	$151,060	$83,841	(4)	$25,290	(11)	$510,941
Chief Technology Officer	2008	$175,000	$—	$—	$148,277	$139,551	(4)	$27,257	(11)	$490,085

Steven G. Mihaylo	2009	$—	$—	$—	$—	$—		$6,437.00	(12)	$6,437.00
Chief Executive Officer

Jonathan Erickson	2009	$110,192	$—	$—	$15,845	$33,750	(5)	$12,110	(13)	$171,897
Chief Financial Officer

David Krietzberg	2009	$6,058	$—	$—	$3,375	$—		$—		$9,433
Chief Administrative Officer

Jeffrey Korn	2009	$187,789	$—	$60,750	$96,642	$42,813	(6)	$23,444	(14)	$411,438
Chief Legal Officer

Clint Sanderson	2009	$205,577	$—	$12,813	$103,651	$80,625	(7)	$23,921	(15)	$426,587
Senior Vice President

———————

(1)

Represents the dollar amount of all stock awards and stock options recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009 in accordance with SFAS No. 123(R). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in notes to our consolidated financial statements for the fiscal year ended June 30, 2009, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 1, 2009.

(2)

Non-equity incentive plan compensation for Mr. Robert Lewis consists of non-discretionary bonus based upon actual non-GAAP pre-tax operating income compared to budgeted non-GAAP pre-tax operating income of $0 and $8,909 for fiscal 2009 and 2008 respectively, non-discretionary bonus dependent upon actual customer service statistics of $11,000 for fiscal 2009 and 2008, non-discretionary bonus dependent upon actual customer satisfaction statistics of $4,622 and $24,670 for fiscal 2009 and 2008 respectively, and discretionary bonus dependent upon maintaining disclosure controls and procedures and internal controls of financial reporting and completion of certain accounting, finance and human resource projects of $8,875 and $24,000 for fiscal 2009 and 2008 respectively.

(3)

Non-equity incentive plan compensation for Mr. Brandon Lewis consists of profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties of $205,328 and $387,742 for fiscal 2008 and 2007 respectively.

(4)

Non-equity incentive plan compensation for Mr. Rosenvall consists of discretionary bonus which is dependent upon completion of certain engineering projects of $83,841 and $125,000 for fiscal 2009 and 2008 respectively. Non-equity incentive plan compensation for Mr. Rosenvall also consists of a non-discretionary bonus dependent upon net dollar volume of contracts written and non-GAAP pre-tax operating income of $0 and $14,551 for fiscal 2009 and 2008 respectively.

(5)

Non-equity incentive plan compensation for Mr. Erickson consists of non-discretionary bonus based upon actual pre-tax operating income of $33,750 for fiscal 2009.

(6)

Non-equity incentive plan compensation for Mr. Korn consists of non-discretionary bonus based upon actual pre-tax operating income of $42,813 for fiscal 2009.

(7)

Non-equity incentive plan compensation for Mr. Sanderson consists of non-discretionary bonus based upon actual pre-tax operating income of $80,625 for fiscal 2009.

(8)

All other compensation for Mr. Danks consists of an automobile allowance of $7,200 and $14,400 for fiscal year 2009 and 2008 respectively and Company subsidized health insurance premiums of $5,852 and $11,354 for fiscal 2009 and 2008 respectively. The remainder of all other compensation for fiscal 2009 for Mr. Danks consists of matching contributions to the Company’s 401(k) plan for $2,351

(9)

All other compensation for Mr. Robert Lewis consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

(10)

All other compensation for Mr. Brandon Lewis consists of an automobile allowance of $9,948 and $14,400 for each of fiscal 2009 and 2008 respectively. The remainder of all other compensation for Mr. Brandon Lewis consists of matching contributions to the Company’s 401(k) plan, Company subsidized health insurance premiums and other miscellaneous benefits, none of which exceeded $10,000.

(11)

All other compensation for Mr. Rosenvall consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

(12)

All other compensation for Mr. Mihaylo consists of Company subsidized health insurance premiums of $6,437 for fiscal 2009.

(13)

All other compensation for Mr. Erickson consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

(14)

All other compensation for Mr. Korn consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

(15)

All other compensation for Mr. Sanderson consists of an automobile allowance of $10,800 for fiscal 2009 and Company subsidized health insurance premiums of $10,981 for fiscal 2009. The remainder of all other compensation for Mr. Sanderson consists of matching contributions to the Company’s 401(k) plan.

Grants of Plan-Based Awards

The table below provides information about non-equity based and equity-based plan awards granted to the NEO’s for the fiscal year ended June 30, 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Awards: Number of Shares of Stock or Units		Exercise or Base Price of Stock Awards	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)
Donald Danks		––	––			––		––	––

Brandon Lewis	9/19/2008					25,000	(1)	—	$303,750
	7/1/2008		500,000	800,000	(4)

Robert Lewis	9/19/2008					16,000	(1)	$—	$194,400
	7/1/2008		60,000	60,000	(3)
	7/1/2008		11,000	12,000	(5)
	7/1/2008		26,000	29,000	(6)
	7/1/2008		24,000	24,000	(7)

Steven G. Mihaylo		—	—	—		—		—	—

Jonathan Erickson	2/10/2009					20,000	(9)	3.49	$34,200
	6/19/2009					10,000	(9)	6.47	$32,800
	2/7/2009		37,500	42,500	(3)

David Krietzberg	6/23/2009					50,000	(9)	6.39	$162,000

Jeffrey Korn	9/19/2008					12,000	(1)	—	$145,800
	2/10/2009					20,000	(9)	3.49	$34,200
	2/9/2009		37,500	75,000	(3)

Clint Sanderson	9/19/2008					8,000	(1)	—	$97,200
	2/10/2009					50,000	(9)	3.49	$61,500
	5/7/2009					100,000	(9)	8.06	$413,000
	2/9/2009		60,000	102,500	(3)

David Rosenvall	9/19/2008					12,000	(1)	—	$145,800
	3/10/2019					20,000	(9)	$3.53	$33,400
	7/1/2008		125,000	125,000	(8)
	7/1/2008		25,000	25,000	(8)

———————

(1)

These stock awards vest monthly over two years.

(2)

Amounts represent the full grant date fair value of the award computed in accordance with SFAS No. 123(R).

(3)

Amounts represent non-discretionary, non-equity incentive plan awards dependent upon Company operating performance criteria. The amount of non-equity incentive compensation plan award actually earned for fiscal 2009 appears in the Summary Compensation Table for this year.

(4)

Amount represents non-discretionary, non-equity incentive plan awards resulting from profits from sales which are not generated at either a preview or workshop presentation and profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties. The amount of non-equity incentive compensation plan award actually earned for fiscal 2009 appears in the Summary Compensation Table for this year.

(5)

Amount represents non-discretionary, non-equity incentive plan awards dependent upon customer service statistics. The amount of non-equity incentive compensation plan award actually earned for fiscal 2009 appears in the Summary Compensation Table for this year.

(6)

Amount represents non-discretionary, non-equity incentive plan awards dependent upon customer satisfaction statistics. The amount of non-equity incentive compensation plan award actually earned for fiscal 2009 appears in the Summary Compensation Table for this year.

(7)

Amount represents discretionary, non-equity incentive plan awards dependent upon completion of certain accounting/finance and human resource projects. The amount of non-equity incentive compensation plan award actually earned for fiscal 2009 appears in the Summary Compensation Table for this year.

(8)

Amount represents discretionary, non-equity incentive plan awards dependent upon completion of certain engineering projects. The amount of non-equity incentive compensation plan award actually earned for fiscal 2009 appears in the Summary Compensation Table for this year.

(9)

These options vest monthly over four years and have a ten year life.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the holdings of stock options by the NEOs as of June 30, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Steven G. Mihaylo	––	––		––	––	––

Jonathan Erickson	2,188	2,812	(2)	––	$24.43	7/20/2017
	1,667	18,333	(4)	––	$3.49	2/1022019
	—	10,000	(5)	––	$6.47	6/19/2019

Clint Sanderson	2,500	—		––	$6.98	7/1/2014
	13,750	6,250	(6)	––	$13.00	7/1/2016
	5,250	6,750	(2)	––	$24.43	7/20/2017
	8,333	41,667	(4)	––	$3.49	2/1022019
	3,125	96,875	(7)	––	$8.06	5/7/2019

David Krietzberg	—	50,000	(8)	––	$6.39	6/22/2019

Jeffrey Korn	14,055	7,945	(1)	—	$24.43	7/20/2011
	1,667	18,333	(4)	—	$3.49	2/10/2019

David Rosenvall	24,290	710	(3)	––	$13.00	7/1/2009
	3,500	––		––	$25.00	9/1/2009
	2,000	––		––	$35.00	11/30/2009
	3,750	––		––	$35.00	11/30/2009
	2,000	––		––	$92.50	12/23/2009
	15,972	9,028	(1)	––	$24.43	7/20/2011
	2,000	––		––	$1.50	12/19/2012
	1,250	18,750	(9)	—	$3.53	3/10/2019

———————

(1)

Remaining unexercisable options vest on July 20, 2011.

(2)

Remaining unexercisable options vest ratably on a monthly basis through July 20, 2011.

(3)

Remaining unexercisable options vest ratably on a monthly basis through July 1, 2009.

(4)

Remaining unexercisable options vest ratably on a monthly basis through February 20, 2013.

(5)

Remaining unexercisable options vest ratably on a monthly basis through June 19, 2013

(6)

Remaining unexercisable options vest ratably on a monthly basis through July 10, 2010

(7)

Remaining unexercisable options vest ratably on a monthly basis through May 7, 2013

(8)

Remaining unexercisable options vest ratably on a monthly basis through June 22, 2013

(9)

Remaining unexercisable options vest ratably on a monthly basis through March 10, 2013

Option Exercises and Stock Vested

During fiscal year 2009, our NEOs exercised stock options as outlined below:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Donald Danks	––	$––	––	$––
Robert Lewis	781	$1,289	2,664	$15,385
Brandon Lewis	62,995	$116,116	5,205	$28,128
Steven G. Mihaylo	—	$—	—	$—
Jonathan Erickson	—	$—	—	$—
Clint Sanderson	—	$—	2,997	$16,866
Jeffrey Korn	17,500	$28,875	4,500	$25,325
David Krietzberg	—	$—	—	$—
David Rosenvall	—	$—	4,500	$25,325

Equity Compensation Plan Information

The following table presents information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under existing equity compensation plans at June 30, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	675,336	$ 11.99	982,472

Equity compensation plans not approved by security holders	––	––	––
Total	675,336	$ 11.99	982,472 (1)

———————

(1)

During the three months ended September 30, 2009, we issued 155,000 and 21,000 stock options and restricted common shares, respectively, to NEO’s, directors, and employees. During the three months ended September 30, 2009, 28,500 stock options were forfeited by NEO’s. Consequently, as of September 30, 2009, we had 834,972 common shares available for issuance under the Plan.

Potential Payments upon Termination or Change-in-Control

Acceleration of Vesting of Options and Other Stock Awards upon Change in Control. All outstanding stock options become fully vested upon a “change in control,” without regard to whether the NEO terminates employment in connection with or following the change in control.

The following table shows for each NEO the intrinsic value of his unvested stock options as of June 30, 2009 that would have been accelerated had a change in control occurred on that date, calculated by multiplying the number of underlying shares by the closing price of our stock on the last trading day of fiscal 2009 ($7.00 per share) and then subtracting the applicable option exercise price:

Name	Stock Options ($)(1)	Restricted Stock ($)	Total
Steven G. Mihaylo	$—	$—	$—
Jonathan Erickson	$69,649	$—	$69,649
Clint Sanderson	$146,251	$35,021	$181,272
Jeffrey Korn	$64,349	$52,500	$116,849
David Krietzberg	$30,500	$—	$30,500
David Rosenvall	$65,063	$52,500	$117,563

———————

(1)

The number of shares subject to unvested options and exercise prices thereof are shown above in the Outstanding Equity Awards at Fiscal Year-End table.

If a change in control results in acceleration of vesting of an NEO’s otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds 2.99 times the NEO’s average W-2 compensation from Company employment for the five taxable years preceding the year of the change in control (the “Base Period Amount”), the acceleration would result in an excess parachute payment under Code Section 280G. An NEO would be subject to a 20% excise tax under Code Section 4999 on any such excess parachute payment and we would be unable to deduct the excess parachute payment.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors on March 23, 2004 and amended and restated on August 9, 2006, the Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors’ judgments about the quality of our accounting policies and practices, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities. Currently the Audit Committee is comprised of Messrs Goergen, Kamm and Williams. The Board of Directors has determined that each of these persons is independent. The Audit Committee Charter is in compliance with all regulatory requirements, and is published on our website.

The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, policies and internal controls. The Company’s independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the fair presentation of such financial statements in accordance with U.S. generally accepted accounting principles.  The Audit Committee is responsible for, among other things, reviewing the results of the audit engagement with our independent auditors; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of auditors to the full board of directors.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended June 30, 2009 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the Audit Committee received written confirmation, in accordance with standards of the Public Company Accounting Oversight Board, and discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to us is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, policies and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board or that our auditors meet the standards for auditor independence.

Based on the review and discussions above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2009.

Members of the Audit Committee of the Board of Directors

Robert Kamm, Chairman

Todd Goergen

David Williams

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 is enclosed herewith. Additional copies of such report are available upon request. For additional copies please write to 1303 North Research Way, Orem, Utah 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Stockholder Proposals for Action at Our Next Annual Meeting

Any stockholder who wishes to present any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2010 must send the proposal to our Secretary. The proposal must be received by our Secretary, at our offices, no later than June 9, 2010 in order to be included in our proxy statement. Such proposals should be addressed to the Corporate Secretary, iMergent, Inc., 1303 North Research Way, Orem, Utah 84097. If a stockholder proposal is introduced at the 2010 Annual Meeting of Stockholders without any discussion of the proposal in our proxy statement, and the stockholder does not notify us on or before 45 days before the date the proxy is mailed or sent, as required by SEC Rule 14a-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by us for the 2010 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

Our bylaws require stockholders to give advance notice of any matter stockholders wish to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). The required notice must be received at our principal executive offices not less than 30 days nor more than 60 days prior to the annual meeting, unless less than 40 days’ notice of the date of the annual meeting is given to stockholders, in which case the required stockholder notice must be given no later than ten days following the date notice is given of the annual meeting. The chairman of the meeting has the discretion to determine and declare any matter not complying with the foregoing notice provisions to be not properly brought before the meeting.

Other Matters

As of the date of this statement, our Board of Directors does not intend to present and has not been informed that any other person intends to present a matter for action at the meeting other than as set forth herein and in the Notice of Meeting. If any other matter properly comes before the meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment.

In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra compensation, may solicit proxies personally or by telephone, telegraph, fax, or cable. We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of our common stock held of record and will reimburse such persons for forwarding such material. We will pay the costs of this solicitation of proxies.

* * *

By Order of the Directors

/s/ JEFFREY G. KORN
Jeffrey G. Korn, Secretary

Dated: October 9, 2009

APPENDIX A

iMergent, Inc.

EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

     2. Definitions.

          (a) “Administrator” shall mean the Board or any Committee designated by the Board to administer the plan pursuant to Section 14.

          (b) “Board” shall mean the Board of Directors of the Company.

          (c) “Change in Control” means the occurrence of any of the following events:

               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Transferee (as defined in the Company’s Amended and Restated Certificate of Incorporation) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (e) “Committee” means a committee of the Board appointed by the Board in accordance with Section 14 hereof.

          (f) “Common Stock” shall mean the common stock of the Company.

          (g) “Company” shall mean iMergent, Inc., a Delaware corporation.

          (h) “Compensation” shall mean all base straight time gross earnings, commissions, overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.

          (i) “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

          (j) “Director” shall mean a member of the Board.

          (k) “Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (m) “Exercise Date” shall mean the first Trading Day on or after May 15 and September 15 of each year. The first Exercise Date under the Plan will be May 15, 2010.

          (n) “Fair Market Value” shall mean, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

               (iv) For purposes of the Offering Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock (the “Registration Statement”).

          (o) “Offering Date” shall mean the first Trading Day of each Offering Period.

          (p) “Offering Periods” shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after March 15 of each year and terminating on the first Trading Day on or following September 15, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after November 15 of each year and terminating on the first Trading Day on or following May 15, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

          (q) “Plan” shall mean this Employee Stock Purchase Plan.

          (r) “Purchase Price” shall mean 95% of the Fair Market Value of a share of Common Stock on the Exercise Date; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.

          (s) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (t) “Trading Day” shall mean a day on which national stock exchanges and the NYSE Alternext are open for trading.

     3. Eligibility.

          (a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period shall be automatically enrolled in the first Offering Period.

          (b) Subsequent Offering Periods. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.

          (c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such

Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 15 and September 15 each year, or on such other date as the Board shall determine.

     5. Participation.  An Eligible Employee may become a participant in the Plan by completing a subscription agreement in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A) and filing it with the Company’s designated Plan administrator prior to the applicable Offering Date.

     6. Payroll Deductions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (b) Payroll deductions for a participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions shall commence on the first pay day on or following the end of the Enrollment Window.

          (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (d) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or its Subsidiary’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or its Subsidiary may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or its Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

     7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Offering Period more than 1,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Eligible Employee may accept the grant of such option by turning in a completed Subscription Agreement (attached hereto as Exhibit A) to the Company on or prior to an Offering Date, or with respect to the first Offering Period, prior to the last day of the Enrollment Window. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option.

          (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other funds left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

          (b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

     9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator.

     10. Withdrawal.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form determined by the Administrator (which may be similar to the form attached as Exhibit B to this Plan). All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option shall be automatically terminated.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 500,000 shares plus an annual increase to be added on the first day of the Company’s fiscal year beginning in fiscal year 2007, equal to the lesser of (i) 12,000,000 shares of Common Stock, (ii) 1% of the outstanding shares of Common Stock on such date or (iii) an amount determined by the Board.

          (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

     15. Designation of Beneficiary.

          (a) A participant may file a designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c) All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.

     16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, participants shall only have the rights of an unsecured creditor.

     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or Change in Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20. Amendment or Termination.

          (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant unless their consent is obtained. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

          (c) Without regard to whether any participant’s rights may be considered to have been “adversely affected”, in the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including:

               (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

               (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

               (iii) reducing the number of shares that may be purchased upon exercise of outstanding options.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for twenty (20) years unless terminated earlier under Section 20 hereof.

EXHIBIT A

iMergent, Inc.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.

____________________ hereby elects to participate in the iMergent, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.

I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each pay day (from 0 to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.

I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.

I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5.

Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Eligible Employee or Eligible Employee and Spouse only).

6.

I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 5% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.

I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.

In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship
(Address)
Percentage Benefit

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship
(Address)
Percentage Benefit

EXHIBIT B

iMergent, Inc.

EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

     The undersigned participant in the Offering Period of the iMergent, Inc. Employee Stock Purchase Plan that began on ________________, ___ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

IMERGENT, INC. Proxy for the Annual Meeting of Stockholders to be held on November 18, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CONTROL ID:
PROXY ID:
PASSWORD:

The undersigned stockholder of IMERGENT, INC. hereby appoints Steven G. Mihaylo and Jeffrey Korn, and each of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock outstanding in the name of the undersigned as of the close of business on October 1, 2009, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders (“Meeting”) to be held Wednesday, November 18, 2009, at the Sheraton Phoenix Airport Hotel Tempe located at 1600 South 52nd Street, Tempe, Arizona commencing at 12:00 p.m. (local time), and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with our Board of Directors’ recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/iig

ANNUAL MEETING OF THE STOCKHOLDERS OF IMERGENT, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of the following persons to serve as directors of the company, to serve for TWO years or until their successors are duly elected and qualified:		☐	☐

	(1) Robert Kamm Class II - 2011				☐	CONTROL ID:
	(2) Craig Rauchle Class II - 2011				☐	PROXY ID:
	(3) Anil Puri Class II - 2011				☐	PASSWORD:

Proposal 2		à	FOR	AGAINST	ABSTAIN
	Approval of Imergent’s 2009 Employee Stock Purchase Plan		☐	☐	☐

The Board of Directors recommends a vote “For” Proposals 1 and 2				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no designation (i.e. “For,” “For All,” “Against All,” “For All Except,” “Against” or “Abstain”) is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates “For” Proposals 1 and 2. The proxies will vote in their discretion on any other matters properly coming before the Meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at the Meeting or any adjournment or postponement thereof.

MARK “X” HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2009

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)